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                                                                   EXHIBIT 23.5

                                    CONSENT

  We hereby consent to the reference to our firm under the heading "Experts" in the Prospectus constituting part of Amendment No. 3 to the Registration Statement on Form S-4 (File Number 333-63519) of Arch Communications Group, Inc. As noted therein, our review and input has only pertained to FCC matters unique to MobileMedia included in the description of the regulatory requirements under the Communications Act and the regulations thereunder set forth under "Risk Factors--Risks Common to Arch and MobileMedia--Government Regulation, Foreign Ownership and Possible Redemption" and "Industry Overview--Regulation." Stockholders of Arch should not rely on Wiley, Rein & Fielding with respect to any other matters or any other sections of the document.

                                          WILEY, REIN & FIELDING

                                                  /s/ Nancy J. Victory
                                          By: _________________________________
                                             Nancy J. Victory

Dated: December 9, 1998